Exhibit 10.1

SECURED REVOLVING LINE OF CREDIT AGREEMENT

This Secured Revolving Line of Credit Agreement (this “Agreement”) is made on April 14, 2025 (“Effective Date”) between SUNation Energy, Inc., a Delaware corporation having an office located at 171 Remington Boulevard, Ronkonkoma, New York 11779 (“Borrower”) and MBB Energy, LLC, a New York limited liability company having an office located at 40 Grassmere Avenue, Oakdale New York 11769 (“Lender”).

RECITALS

Borrower has requested Lender to extend credit from time to time and Lender is willing to extend such credit to Borrower, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

Article I. DEFINITIONS

Section 1.01 Certain capitalized terms used in this Agreement are defined on Exhibit 1.01.

Article II. LOANS

Section 2.01 Loans.

(a) About the Loans. Lender may make one or more loans (individually a “Loan” and, collectively, the “Loans”) to Borrower from time to time during the Term upon Borrower’s written request; provided that no Loan shall be made if, after giving effect to such Loan, the aggregate principal sum of all outstanding Loans would exceed the Maximum Credit Line. During the Term, the Borrower may from time to time borrow, repay and reborrow all or part of the outstanding balance of the Loans on or after the date hereof and prior to the Maturity Date, subject to the terms, provisions and limitations set forth in this Agreement.

(b) Loan Requests. Borrower shall give Lender written notice (a “Loan Request Notice”) to request a Loan hereunder. The Loan Request Notice shall be irrevocable and shall specify with particularity the amount of the proposed Loan and the proposed Borrowing Date.

(c) Maturity. Lender’s agreement to make Loans hereunder shall automatically terminate on the Maturity Date. Upon such termination, Borrower shall, without any notice or demand whatsoever being required, immediately repay in full the principal amount of the Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder and under the other Loan Documents.

EXECUTION VERSION

(d) Secured Promissory Note. The Loans to be made by Lender to Borrower hereunder shall be evidenced by a Secured Revolving Line of Credit Note (the “Note”), in substantially the form attached hereto as Exhibit 2.01(d), duly executed and delivered on behalf of Borrower and payable to the order of Lender in a principal amount equal to the Maximum Credit Line. The Note shall be dated the Effective Date, be stated to mature on the Maturity Date, and bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01. Lender is authorized to record the date, amount of each Loan, and the date and amount of each payment or prepayment of principal of each Loan by the Borrower in Lender’s records; provided that the failure of Lender to set forth each such Loan, payment and other information shall not in any manner affect the obligation of Borrower to repay in full each Loan made by Lender in accordance with the terms of the Note and this Agreement. The Note and the books and records of Lender shall constitute presumptive evidence of the information so recorded absent manifest error.

(e) Security Agreement. The Note shall be secured by the Security Agreement to be made by Borrower in favor of Lender, in substantially the form attached hereto as Exhibit 2.01(e), duly executed and delivered on behalf of Borrower.

(f) Subordination Agreement. The Loan Agreements are subject to the terms and conditions of that certain Subordination Agreement [of even date herewith] (the “Subordination Agreement”) among Lender, the Priority Lender, and the Borrower.

(g) Prepayment. Borrower may prepay all or any part of the Loans at any time without premium or penalty.

Article III. PROVISIONS RELATING TO LOANS

Section 3.01 Interest. Borrower shall pay to Lender interest on the unpaid principal amount of the Loans until paid in full. Each Loan shall bear interest on the unpaid principal amount thereof at a fixed interest rate equal at all times to eight percent (8%) per annum. Interest shall accrue on a daily basis and shall be payable in arrears.

Section 3.02 Payment of Interest. Borrower shall pay interest to Lender in arrears on the first (1st) day of every full calendar month during the Term; provided that if such first day is not a Business Day, Borrower shall pay interest to Lender on the first Business Day thereafter.

Section 3.03 Computation. Interest on each Loan shall be calculated on the basis year of 360 days and shall be payable for the actual for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

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Section 3.04 Late Charge. If Borrower does not pay any interest or principal payment on the Loans within five (5) days after the same becomes due and payable hereunder, Borrower shall pay to Lender a late charge equal to five percent (5%) of the amount of such payment, payable on the sixth (6th) day after such payment becomes due and payable hereunder.

Section 3.05 Default Interest. In addition to any late charge, upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the Loans shall bear interest payable on demand at a rate of interest of five (5.0%) percent per annum in excess of the interest rate otherwise then in effect or, if less, the maximum lawful rate of interest.

Section 3.06 Usury Savings Clause. Anything in this Agreement or the Note to the contrary notwithstanding, the obligation of Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to Lender limiting the rates of interest that may be charged or collected by Lender. If the provisions of this Agreement or the Note would at any time otherwise require payment by the Borrower to Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments shall be reduced to the extent necessary so that Lender shall not receive interest in excess of such maximum amount.

Section 3.07 Funding. Lender shall reasonably endeavor to make each Loan to be made by it hereunder available to Borrower reasonably promptly following the Loan Request Notice in Dollars in immediately available funds.

Section 3.08 Mandatory Prepayments. If at any time the aggregate amount of all Loans exceeds the Maximum Credit Line, Borrower shall immediately make a payment in an amount sufficient to reduce such aggregate unpaid principal amount to a sum that is not greater than the Maximum Credit Line. Upon such prepayment, Lender shall advise Borrower of, and the Borrower shall immediately pay to Lender, accrued and unpaid interest at the interest rate set forth herein on the amount of such prepayment of the Loans to the date of such prepayment.

Article IV. REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement and to make the Loans herein provided for, Borrower represents and warrants to Lender that the following statements are true and correct on the Effective Date and shall be true and correct at all times during the Term:

Section 4.01 Organization, Powers. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower has the power and authority to own its properties and to carry on its business as now being conducted. Borrower is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification. Borrower has the power to execute, deliver and perform each of the Loan Documents.

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Section 4.02 Enforceable Obligations. This Agreement and each other Loan Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower, enforceable against Borrower in accordance with its terms.

Section 4.03 Authorization. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party (a) have been duly authorized by all requisite corporate action; (b) will not violate or require any consent under any provision of law applicable to Borrower, any rule or regulation of any Governmental Authority, or the Charter Documents of Borrower; and (c) will not conflict with, result in a breach of or constitute, with due notice and/or lapse of time, a default under any agreement to which Borrower is a party or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower.

Section 4.04 Taxes. Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment it has received, to the extent that such taxes have become due.

Section 4.05 Title to Properties. Borrower has good title to its properties and assets, and all such properties and assets are free and clear of all Liens, other than the Lien of the Priority Lender.

Section 4.06 Security Agreement. The Security Agreement shall constitute a valid and continuing lien on and security interest in the collateral referred to in such Security Agreement in favor of Lender, for the benefit of Lender, which shall be prior to all other Liens, claims and rights of all other Persons in such collateral whatsoever, other than the Lien of the Priority Lender in accordance with the Subordination Agreement.

Section 4.07 Permits and Licenses. Borrower has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate its business.

Section 4.08 Compliance with Laws. Borrower is in compliance with all laws, rules, regulations, orders and decrees which are applicable to it or any of its properties.

Section 4.09 Disclosure. This Agreement, any other Loan Document, and any and all other documents, certificates or written statements furnished to Lender by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

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Article V. CONDITIONS PRECEDENT TO LENDING

Section 5.01 Initial Conditions Precedent. The consummation of the transactions contemplated hereby are subject to the satisfaction or waiver by Lender of the following conditions precedent:

(a) Agreement. Lender shall have received this Agreement, the Note, and the Security Documents, each duly executed by the Borrower.

(b) Board Resolutions. Lender shall have received a true and complete copy of resolutions adopted by the Board of Directors of Borrower authorizing the execution, delivery and performance of the Loan Documents.

(c) Supporting Documents. Lender shall have received true and complete copies of the following: (1) a certificate of good standing for the Borrower from the Secretary of State of Delaware dated within thirty (30) days before the Effective Date and (2) such other documents as Lender may request.

(d) UCC Recording. Lender shall have received UCC-1 Financing Statements required by the Security Documents and/or under the laws of any jurisdiction to be filed, registered or recorded in order to create, in favor of Lender, a perfected lien on the collateral described in the Security Documents, in form to be properly filed, registered or recorded, in the office in such jurisdiction.

(e) Assets Free from Liens. Lender shall have received UCC-1 financing statement, tax and judgment lien searches evidencing that the Borrower’s accounts receivable, inventory, equipment and all other assets of the Borrower are free and clear of all Liens whatsoever, other than the lien of the Priority Lender in accordance with the Subordination Agreement.

(f) Fees and Expenses. Lender shall have received payment of all interest, fees and reimbursement of expenses payable to Lender pursuant to this Agreement and the other Loan Documents, including without limitation the fees and expenses of legal counsel engaged by Lender, search fees, filing fees, recording fees and service company fees, if any.

(g) Consents and Approvals. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of Lender that imposes adverse conditions upon the transactions contemplated hereby.

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(h) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Borrower since the Borrower’s most recent filing of a periodic report under the Securities Act of 1934, as amended, with the United States Securities and Exchange Commission immediately prior to the Effective Date.

(i) Representations. The representations and warranties by the Borrower pursuant to this Agreement and the other Loan Documents shall be true and correct on and as of the Effective Date.

(j) Disclosure. This Agreement, the Note, any other Loan Document, and any and all other documents, certificates or written statements furnished to Lender by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

Section 5.02 Conditions Precedent to Additional Loans. The making of Loans by Lender on any Borrowing Date subsequent to the Effective Date is subject to the following conditions precedent:

(a) No Default. No Event of Default shall have occurred and be continuing on the Borrowing Date or will result after giving effect to the Loan requested.

(b) Availability. After giving effect to any requested Loan, the aggregate outstanding amount due on all Loans, including principal, interest and all other charges, shall not exceed the Maximum Credit Line.

(c) Representations. The representations and warranties by Borrower set forth herein shall be true and correct on and as of the date on which Lender makes each such Loan to Borrower.

(d) Assets Free from Liens. Borrower’s accounts receivable, inventory, equipment and all other assets of the Borrower are free and clear of all Liens whatsoever, other than the Lien of the Priority Lender in accordance with the Subordination Agreement.

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Article VI. AFFIRMATIVE COVENANTS

Borrower covenants and agrees that at all times during the Term, it shall do all of the following:

Section 6.01 Existence, Properties. Borrower shall:

(a) Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and comply in all material respects with all laws applicable to it;

(b) Preserve and protect all trade names;

(c) Preserve all of its properties used or useful in the conduct of its business and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times; and

(d) Maintain general liability insurance covering its assets and its businesses with financially sound and reputable insurance companies or associations in amounts as are usually carried by companies engaged in the same or similar business.

Section 6.02 Payment of Indebtedness and Taxes. Borrower shall timely pay and discharge, or cause to be paid and discharged, the following:

(a) All indebtedness and obligations, now existing or hereafter arising, as and when due and payable;

(b) All assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default; and

(c) All lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof.

Section 6.03 Books and Records. At all time, Borrower shall keep adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with generally accepted accounting principles applied in accordance with historical practices on a consistent basis, and which shall reflect all financial transactions of the Borrower.

Section 6.04 Access to Premises. At any time and from time to time, Borrower shall permit Lender or any representative thereof to examine and make copies of any abstracts from the original books and records of Lender including without limitation the financial records of the Borrower, and to visit the properties of the Borrower during normal working hours and to discuss the affairs, finances and accounts of the Borrower with the Borrower’s independent accountants.

Section 6.05 Notice of Adverse Change. Borrower shall promptly notify Lender in writing of (a) any change in the business or the operations of Borrower or (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to Lender pursuant to this Agreement, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

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Section 6.06 Notice of Default. Borrower shall promptly notify Lender of any Event of Default which shall have occurred hereunder or under any of the Loan Documents, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action, if any, which is proposed to be taken with respect thereto.

Section 6.07 Notice of Litigation. Borrower shall promptly notify Lender of the commencement of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency.

Section 6.08 Notice of Default in Other Agreements. Borrower shall promptly notify Lender of any default in or breach of the due and punctual performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Borrower is a party.

Section 6.09 Compliance with Applicable Laws. Borrower shall promptly comply with the requirements of all applicable laws, rules, regulations and orders of any federal, state or local governmental authority.

Section 6.10 Compliance with Charter Documents. Borrower shall comply with its Charter Documents and any and all of its obligations thereunder.

VII. NEGATIVE COVENANTS

Borrower covenants and agrees that so long as all or any of the principal of and/or interest on any Note or any other Obligations hereunder shall be unpaid, it shall not directly or indirectly do any of the following:

Section 7.01 No Other Liens. Incur, create, assume or suffer to exist any lien on any of its assets now or hereafter owned, other than Liens granted to Lender under this Agreement or any other Loan Document and the Lien of Priority Lender.

Section 7.02 Indebtedness. Incur, create, assume or suffer to exist or otherwise become liable in respect of any indebtedness to any one or more lenders, other than Indebtedness (a) to Lender; (b) to the Priority Lender; or (c) trade debt, payroll, rent, other fixed expenses, and expenses incurred in the ordinary course of business.

Section 7.03 No Guarantees. Guarantee, endorse, become surety for, or otherwise in any way whatsoever become or be responsible for the Indebtedness or obligations of any Person.

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Section 7.04 Impairment of Security Interest. Take or omit to take any action which could reasonably be expected to have the result of impairing the security interest in any property subject to a security interest in favor of Lender or grant to any person any interest whatsoever, whether subordinate or otherwise, in any property which is subject to a security interest in favor of Lender, other than the Lien of the Priority Lender.

Section 7.05 Charter Documents. Amend, change and/or restate the Charter Documents.

Section 7.06 Further Assurances. Promptly upon request by Lender, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Lender may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document or under any other instrument executed in connection with any Loan Document.

VIII. EVENTS OF DEFAULT

Section 8.01 Events of Default. An “Event of Default” shall mean the happening of any one or more of the following events:

(a) Failure to pay the principal of or interest on any Loan or any other amount due under this Agreement or the Loan Documents as and when due and payable;

(b) Breach of any other covenant, warranty or agreement of the Company be performed pursuant to this Agreement or any other Loan Document;

(c) Any representation made or deemed made in this Agreement or any other Loan Document shall have been false or misleading when made or given;

(d) An Event of Default under any of the Loan Documents (as defined therein) shall have occurred;

(e) Borrower shall voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law or become unable or admit in writing its inability or fail generally to pay its debts as they become due;

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(f) An involuntary proceeding or an involuntary petition shall be filed against Borrower under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law;

(g) Any of the Liens purported to be granted pursuant to any Security Document shall fail or cease for any reason to be legal, valid, enforceable and perfected lien on the collateral purported to be covered thereby or shall fail or cease to have the priority purported to be created thereby; and/or

(h) Any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or the Borrower shall so assert in writing.

Section 8.02 Remedies upon Event of Default. Upon the occurrence of an Event of Default and/or at any time thereafter during its continuance, Lender shall have the unconditional right, but not the obligation, by written or telephonic notice to the Borrower, to take any or all of the following actions at the same or different times:

(a) Terminate this Agreement;

(b) Accelerate and declare all unpaid principal due under the Note and all interest and charges due thereunder and/or any and all other Obligations to be forthwith due and payable in full, whereupon all such amounts shall automatically and immediately become due and payable in full without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or Security Documents to the contrary notwithstanding; and/or

(c) Exercise any or all of its rights, powers, or remedies under the Security Agreement and/or applicable law.

Section 8.03 Remedies Cumulative. Any actions taken by Lender pursuant to an Event of Default shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by applicable law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until (a) Lender has exhausted all of its remedies against the collateral and the collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Loans and (b) all Obligations hereunder have been paid in full. Lender shall not be required to do any act whatsoever or exercise any diligence whatsoever to mitigate any damages if any Event of Default shall occur and be continuing hereunder.

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IX. INDEMNIFICATION

Section 9.01 Indemnification. Borrower shall indemnify and defend Lender and its members, managers, employees, contractors and agents (and the Affiliates of each of the foregoing) and shall hold each of them harmless from and against any and all injuries, claims, damages, judgments, liabilities, costs and expenses including without limitation reasonable attorneys’ fees and expenses which may be incurred by or asserted against Lender in connection with or arising out of (a) any breach of Borrower’s covenants or warranties set forth in this Agreement and/or any of the Loan Documents; (b) any representation of Borrower as set forth in this Agreement being untrue, incomplete or misleading; (c) the actions and omissions of Borrower and/or its employees, contractors, agents and its Affiliates; and/or (d) the fraud, willful misconduct or gross negligence of Borrower and/or its directors, officer employees, contractors and agents (and the Affiliates of each of the foregoing).

X. GENERAL PROVISIONS

Section 10.01 Notices. All notices, requests and demands to any party hereto shall be made in writing and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one business day after being sent by nationally recognized overnight courier service. Each such notice shall be given to a party at its address set forth in the Preamble to this Agreement. Either party may give notice to the other party about a change in its address.

Section 10.02 Effectiveness. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to Lender. All representations and warranties made herein and in the other Loan Documents shall survive the making of the Loans by Lender and the execution and delivery to Lender of the Note and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid. The obligations of Borrower under this Agreement shall survive the expiration of the Term through and including the date of full payment of the Obligations.

Section 10.03 Expenses. Borrower agrees to pay or reimburse Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of and any amendment or modification to this Agreement, the Note or any other Loan Documents and the consummation of the transactions contemplated hereby and thereby, including without limitation reasonable attorneys fees and expenses, and to pay or reimburse Lender for all its costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Note, the Loan Documents, and any other documents prepared in connection herewith or therewith, including without limitation reasonable fees and expenses of Lender, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations.

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Section 10.04 Amendments. This Agreement shall not be amended or changed unless made in writing and executed by both parties.

Section 10.05 Successors and Assigns. This Agreement shall be binding upon Borrower and its successors and assigns. This Agreement shall inure to the benefit of Lender, all future holders of the Note, and the successors and assigns of each of the foregoing.

Section 10.06 No Waiver; Cumulative Remedies. Neither any failure nor any delay on the part of Lender in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

Section 10.07 Entire Agreement. The Loan Documents contain all of the agreements between the parties relating to the Loans, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged herein and therein. This Agreement shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for or against a party because such party purportedly prepared or requested such provision, any other provision, or this Agreement as a whole.

Section 10.08 Governing Law; Disputes. This Agreement and the performance hereunder will be governed in all respects by the laws of the State of New York, without giving effect to principles of conflicts of laws or statutes. The parties agree that the sole and exclusive jurisdiction and venue for any litigation arising from or relating to this Agreement or the subject matter hereof will be a federal or state court located in Suffolk County in the State of New York. Each party knowingly and voluntarily submits to personal jurisdiction over it in New York and to the exercise of jurisdiction over it by such court. Borrower knowingly and voluntarily waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of such federal or state courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement, the Note, the Security Agreement, and/or any other document or instrument referred to herein or therein or the subject matter hereof or thereof may not be litigated in or by such federal or state courts. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING, AT LAW OR IN EQUITY, DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, ANY LOAN DOCUMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

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Section 10.09 Severability. In case any one or more of the provisions contained in this Agreement, the Note or any Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

Section 10.10 Time of the Essence. Time is of the essence as to all dates set forth herein; provided, however that whenever any payment to be made under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computations of payment of interest due on such payment.

Section 10.11 Borrower’s Absolute Obligation. No provision of this Agreement shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay any and all amounts due hereunder and/or under any other Loan Document at the place, at the respective times, and in the currency prescribed herein or therein.

Section 10.12 Counterparts. This Agreement may be executed in two or more counterparts, and by original, DocuSign (or similar electronic means of signature) or PDF (portable document format) signatures, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same agreement.

Section 10.13 Legal Representation. Borrower and Lender have each had the benefit of advice from legal counsel of its own choosing.

[signature page follows]

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[signature page to Secured Revolving Line of Credit Agreement]

IN WITNESS WHEREOF, Borrower and Lender have caused this Secured Revolving Line of Credit Agreement to be duly executed by their duly authorized officers on the Effective Date.

Borrower:

SUNATION ENERGY, INC.

by:	/s/ Roger Lacey
Roger Lacey
Chairman

Lender:

MBB ENERGY, LLC

by:	/s/ Scott Maskin
Scott Maskin
Member

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Exhibit 1.01

Definitions

As used herein, the following words and terms shall have the meanings ascribed below:

“Affiliate” shall mean with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, “control” of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise.

“Borrowing Date” shall mean, with respect to any Loan made under this Agreement, the date on which such Loan is disbursed to the Borrower.

“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks are required or permitted to close in the State of New York.

“Charter Documents” means the Certificate of Incorporation and Bylaws of Borrower, each as amended to date.

“Default” shall mean any condition or event that upon notice, lapse of time or both would constitute an Event of Default.

“Dollar” and the symbol “$” shall mean lawful money of the United States of America.

“Event of Default” is defined in Section 8.01.

“Governmental Authority” shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

“Lien” shall mean any statutory or other lien, security interest, mortgage, deed of trust, pledge, charge, conditional sale, title retention agreement, capital lease or other encumbrance or similar right of others, and/or any agreement evidence the foregoing.

“Loan” is defined in Section 2.01(a).

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Documents, and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

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“Loan Request Notice” is defined in Section 2.01(b).

”Maturity Date” shall mean the first (1st) anniversary of the Effective Date.

“Maximum Credit Line” shall mean the sum of One Million ($1,000,000.00) Dollars.

“Note” is defined in Section 2.01(d).

“Obligations” shall mean all obligations, liabilities and indebtedness of Borrower to Lender, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under or relating to this Agreement or any other Loan Document including without limitation all obligations, liabilities and indebtedness of Borrower with respect to the principal of and interest on the Loans and all fees, costs, expenses and indemnity obligations of the Borrower hereunder or under any other Loan Document.

“Priority Lender” shall mean Scott Maskin and James R. Brennan.

“Priority Loan” shall mean the Loan made by Priority Lender to Borrower in accordance with that certain Long-Term Promissory Note dated November 9, 2022, in the principal sum of $5,911,124.00, as same shall have been amended through and including the Effective Date and as may be amended thereafter.

“Person” shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership or Governmental Authority.

“Security Agreement” shall mean the Security Agreement to be executed and delivered on the Effective Date by Borrower and Lender.

“Security Documents” shall mean the Security Agreement and each other collateral security document including without limitation UCC financing statements delivered to Lender and/or recorded with a Governmental Authority.

“Subordination Agreement” is defined is Section 2.01(f).

“Term” shall mean the period of time commencing on the Effective Date and ending on the Maturity Date, unless sooner terminated in accordance herewith.

EXECUTION VERSION	16

Exhibit 2.02(d)

Form of Secured Promissory Note

[attached]

EXECUTION VERSION	17

SECURED REVOLVING LINE OF CREDIT NOTE

Up to $1,000,000.00	April 14, 2025

FOR VALUE RECEIVED, SUNation Energy, Inc., a Delaware corporation having an office located at 171 Remington Boulevard, Ronkonkoma, New York 11779 (the “Borrower”), promises to pay to the order of MBB Energy, LLC, a New York limited liability company having an office located at 40 Grassmere Avenue, Oakdale New York 11769 (“Lender”) or at such other place as the holder hereof may from time to time designate in writing, in federal funds immediately available in New York, the principal sum of up to One Million ($1,000,000.00) Dollars, in accordance with the Credit Agreement (defined herein).

This Secured Revolving Line of Credit Note (the “Note”) is the Note referred to in that certain Secured Revolving Line of Credit Agreement of even date herewith between Borrower and Lender (as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”). This Note is secured by that certain Security Agreement of even date herewith between the Borrower and Lender (the “Security Agreement”). This Note is subject to the terms and conditions of that certain Subordination Agreement of even date herewith (the “Subordination Agreement”) among Lender, the Priority Lender, and the Borrower. The term “Priority Lender” means Scott Maskin and James Brennan. Certain capitalized terms used in this Note which are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

1. Loans. Lender may make one or more loans (individually a “Loan” and, collectively, the “Loans”) to Borrower from time to time during the Term upon Borrower’s written request made in accordance with the Credit Agreement; provided that no Loan shall be made if, after giving effect to such Loan, the aggregate principal sum of all outstanding Loans would exceed the Maximum Credit Line. During the Term, Borrower may from time to time borrow, repay and reborrow all or part of the outstanding balance of the Loans on or after the date hereof and prior to the Maturity Date, subject to the terms, provisions and limitations set forth in this Note and the Credit Agreement.

2. Interest Rate. Borrower shall pay to Lender interest on the unpaid principal amount of the Loans until paid in full. Each Loan shall bear interest on the unpaid principal amount thereof at a fixed interest rate equal at all times to eight percent (8%) per annum. Interest shall accrue on a daily basis and shall be payable in arrears. Interest on each Loan shall be calculated on the basis year of 360 days and shall be payable for the actual for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

3. Default Interest. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the Loans hereunder shall bear interest payable on demand at a rate of interest of five (5.0%) percent per annum in excess of the interest rate otherwise then in effect or, if less, the maximum lawful rate of interest.

4. Payment of Interest. Borrower shall pay interest to Lender in arrears on the first (1st) day of every full calendar month during the Term.

EXECUTION VERSION

5. Maturity. On the Maturity Date, Borrower shall, without any notice or demand whatsoever being required, immediately repay in full the principal amount of the Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder and under the other Loan Documents.

6. Application of Payments. All payments received by Lender hereunder shall be applied first, to interest; second, to the unpaid principal amount of all Loans then outstanding; and third, to the payment of any fees, costs, expenses or charges then payable by Borrower to Lender hereunder, under the Credit Agreement or under any other Loan Document.

7. Event of Default. Upon the occurrence of an Event of Default, Lender shall have the unconditional right, but not the obligation, to accelerate and declare all unpaid principal due under this Note and all interest and charges due hereunder to be immediately due and payable in full, whereupon all such amounts shall automatically and immediately become due and payable in full, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

8. Usury Savings Clause. Notwithstanding anything in to the contrary stated in this Note or the Credit Agreement, the obligation of Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to Lender limiting the rates of interest that may be charged or collected by Lender. If the provisions of this Note or the Credit Agreement would at any time otherwise require payment by the Borrower to Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments shall be reduced to the extent necessary so that Lender shall not receive interest in excess of such maximum amount.

9. Time of the Essence. Time is of the essence as to all dates set forth herein; provided, however that whenever any payment to be made under this Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computations of payment of interest.

10. Borrower’s Absolute Obligation. No provision of this Note shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest due with respect to this Note at the place, at the respective times, and in the currency herein prescribed.

11. Prepayment.

11.1. Permissive Prepayment. Borrower may prepay all or any part of the Loans at any time without premium or penalty.

11.2. Mandatory Prepayment. Borrower shall prepay the Loans prior to Maturity in accordance with and to the extent required by the Credit Agreement.

EXECUTION VERSION	2

12. Waivers. Borrower and all endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

13. Governing Laws. This Note and the performance hereunder will be governed in all respects by the laws of the State of New York, without giving effect to principles of conflicts of laws or statutes. The parties agree that the sole and exclusive jurisdiction and venue for any litigation arising from or relating to this Note or the subject matter hereof will be a federal or state court located in Suffolk County in the State of New York. Each party knowingly and voluntarily submits to personal jurisdiction over it in New York and to the exercise of jurisdiction over it by such court. Borrower knowingly and voluntarily waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of such federal or state courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Note may not be litigated in or by such federal or state courts. BORROWER AND LENDER EACH HEREBY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING, AT LAW OR IN EQUITY, DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE.

14. Successors and Assigns. This Note shall be binding upon Borrower and its successors and assigns. This Note shall inure to the benefit of Lender, all future holders of this Note, and the successors and assigns of each of the foregoing.

15. Severability. In case any one or more of the provisions contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

16. Legal Representation. Borrower and Lender have each had the benefit of advice from legal counsel of its own choosing.

EXECUTION VERSION	3

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

SUNATION ENERGY, INC.

by:	/s/ Roger Lacey
Roger Lacey
Chairman

EXECUTION VERSION	4

Exhibit 2.02(e)

Form of Security Agreement

[attached]

EXECUTION VERSION	5